EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), made, entered into and effective as of September 3, 2004, is by and between HealthSouth Corporation, a Delaware corporation ("Corporation"), and JOHN L. WORKMAN, an individual resident of Illinois (the "Executive").

                                   RECITALS

         The Corporation desires to employ the Executive as an Executive Vice President and its Chief Financial Officer effective as of the Commencement Date (as hereinafter defined), and the Executive desires to accept such employment effective as of the Commencement Date, on the terms and conditions set forth herein.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         Section 1. Employment. The Corporation hereby employs the Executive, and the Executive hereby accepts employment, all on the terms and conditions herein.

         Section 2. Services; Extent of Services.

         (a) Duties and Responsibilities. The Executive is hereby employed as an Executive Vice President and as the Corporation's Chief Financial Officer, the authority, duties and responsibilities of which will be as follows: the Executive will

                  (i) have the oversight responsibility of the accounting, finance, tax, risk management and treasury functions of the Corporation; and

                  (ii) have such other powers, duties and responsibilities consistent with the Executive's positions as may be determined or directed by the Corporation's Board of Directors and/or the Chief Executive Officer.

         The Executive will report to the Chief Executive Officer of the Corporation and will comply with the various policies, procedures and codes of conduct of the Corporation in effect from time to time which apply to other employees and executive officers.

         (b) Full Business Attention. The Executive will devote his full business attention and energies to the business of the Corporation during the Term (as defined below) (excluding any periods of vacation and sick leave to which the Executive is entitled) and will physically report and will render all the Executive's services contemplated hereunder to the Corporation at its offices in Birmingham, Alabama or at any other location in which the Corporation is headquartered; provided, however, that the foregoing requirement to render services in Birmingham shall not apply when the Executive is traveling on company business.

         (c) Other Activities. Notwithstanding anything to the contrary contained in Section 2(b), the Executive will be permitted to engage in the following activities, provided that such activities do not materially interfere or conflict with the Executive's duties and responsibilities to the
Corporation:

                  (i) the Executive may serve on the governing boards of, or otherwise participate in, a reasonable number of trade associations and charitable organizations whose purposes are not inconsistent with the activities and the image of the Corporation;

                  (ii) the Executive may engage in a reasonable amount of charitable activities and community affairs;

                  (iii) the Executive may manage his personal and family investments; and

                  (iv) subject to the prior approval of the Nominating / Corporate Governance Committee of the Board of Directors of the Corporation (the Corporation's Board of Directors is hereinafter referred to as the "Board"), the Executive may serve on the board of directors of up to one (1) business corporations or other for-profit entities, provided that they do not compete, directly or indirectly, with the Corporation.

         Section 3. Compensation.

         (a) Base Salary. In consideration of the services provided hereunder, the Corporation shall pay the Executive during the Term a salary of Four Hundred Seventy-Five Thousand and No/100 Dollars ($475,000) per year (the "Base Salary"). The Base Salary shall be subject to review by the Compensation Committee of the Board (the "Compensation Committee") on an annual basis and may, in the sole discretion of the Compensation Committee, be increased as the result of such review (and any such increased salary shall be the "Base Salary" hereunder). In no event shall the Base Salary be reduced during the Term. The Corporation shall pay the Base Salary in arrears in equal installments in accordance with the Corporation's payroll policy in effect from time to time for other similarly-situated officers of the Corporation. The Executive's Base Salary shall be prorated for 2004 based upon the portion of the year remaining on the Commencement Date.

         (b) Bonus. With respect to the year ending December 31, 2004, the Executive shall have a target annual bonus of 70% of the Base Salary (calculated using his annual Base Salary without proration) (the "2004 Target Bonus"). Payment of 70% of the 2004 Target Bonus (the "2004 EBITDA Portion") shall be contingent upon the Corporation achieving an EBITDA target of $650 million for the year ending December 31, 2004. The Executive shall earn between 0% and 200% of the 2004 EBITDA Portion based upon the Corporation's achievement of EBITDA at levels set forth on Exhibit A attached hereto. For example, the 2004 EBITDA Portion of the bonus for the year ending December 31, 2004 shall not be earned unless the Corporation achieves an EBITDA of at least $630 million. The Special Committee of the Corporation's Board of Directors (the "Special Committee") shall determine, in its sole discretion, the Corporation's actual EBITDA for the year ending December 31, 2004. Payment of the remaining 30% of the 2004 Target Bonus (the "Personal Performance Portion") shall be contingent upon the Executive's achievement of individual objectives to be established by the Chief Executive Officer within thirty (30) days following the Commencement Date. The Executive shall earn between 0% and 100% of the Personal Performance Portion based upon the degree to which the Chief Executive Officer, in his reasonable discretion, determines that the Executive satisfies the individual objectives established by the Chief Executive Officer. With respect to each fiscal year after December 31, 2004, the Executive shall have a target annual bonus equal to 70% of the Base Salary. The Special Committee shall establish, in its sole discretion, the performance and payment conditions applicable to such annual bonuses.

         (c) Benefits. During the Term, the Executive will be entitled to the following benefits:

                  (i) Employee Benefit and Perquisite Plans. The Executive will be entitled to participate in all employee benefit and perquisite plans, programs and arrangements of the Corporation (including, without limitation, medical and dental, life insurance, 401(k), disability insurance, pension (qualified and non-qualified), ESOP, profit-sharing, and incentive and equity compensation plans) as may be in effect from time to time on such terms as are offered for the general benefit of other similarly-situated officers of the Corporation, subject to the provisions of such plans as may be in effect from time to time.

                  (ii) Vacation; Sick Leave. The Executive will be entitled to vacation and sick leave on such terms as are offered for the benefit of other similarly-situated officers of the Corporation.

         (d) Expense Reimbursement. The Corporation shall reimburse the Executive, in accordance with the Corporation's policies, for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive's obligations hereunder. Most relocation expenses are classified as taxable income under applicable sections of the Internal Revenue Code. The Corporation will "gross-up" reimbursements for relocation expenses, to the extent the Corporation determines that the Executive is subject to federal, state or local tax on all or any portion of such reimbursement, in an amount equal to the amount of federal, state and local taxes that the Executive is required to pay with respect to such reimbursement.

         (e) Taxes. All payments made by the Corporation under this Agreement will be subject to withholding of such amounts as is required pursuant to any applicable law or regulation.

         (f) Equity Incentives. The Corporation agrees to provide the Executive with equity incentives commensurate with the incentives provided to similarly-situated officers of the Corporation, upon terms no less favorable than those applicable to such similarly-situated officers. The Corporation agrees that under the Corporation's existing equity incentive program the Executive is targeted to receive an annual grant of 55,000 shares of restricted stock and an annual option to purchase 110,000 shares of the Corporation's common stock, par value $0.01.

         (g) Relocation Expenses. The Corporation shall reimburse the Executive for the following expenses (to the extent they are reasonable and appropriately documented in accordance with the Corporation's relocation reimbursement policies) incurred by the Executive in connection with such relocation:

                  (i) two house hunting trips for the Executive and his spouse for the purpose of searching for a new primary residence;

                  (ii) temporary living and weekly commuting expenses (e.g., for either Executive to return to his current home or for his spouse to travel to the Birmingham, Alabama metropolitan area) for a period of six (6) months from the Commencement Date;

                  (iii) transportation of household goods and vehicles to a new primary residence;

                  (iv) storage of household goods for a period of six (6) months from the Commencement Date;

                  (v) closing costs, including legal fees, incurred in connection with the purchase of the primary residence in Birmingham, Alabama or surrounding communities; and

                  (vi) closing costs, including real estate agency commissions relating to the sale of the Executive's primary residence in Illinois.

         (h) Special Equity Award. Effective as of the Commencement Date, the Corporation shall grant the Executive

                  (i) 27,500 shares of restricted stock (the "Restricted Stock") pursuant to the Corporation's 1998 Restricted Stock Plan. Except as otherwise expressly provided herein, (A) the Restricted Stock award shall vest and cease to be restricted only if the Executive is employed by the Corporation on the third anniversary of the Commencement Date and (B) the Executive will immediately forfeit the Restricted Stock if he ceases to be employed by the Corporation prior to the third anniversary of the Commencement Date; and

                  (ii) a stock option (the "Option") to purchase an aggregate of 55,000 shares of the Corporation's common stock, par value $0.01 (the "Shares"), pursuant to the Corporation's 1995 Stock Option Plan. The Option shall have a term of ten (10) years from the date of grant, subject to earlier expiration as provided herein. The per Share exercise price of the Shares underlying the Option shall be equal to the last reported sales price for a Share on the Commencement Date (or the immediately preceding trading day if the Commencement Date is not a trading day) as quoted by brokers and dealers trading in the Shares in the over-the-counter market. Except as otherwise expressly provided herein, the Option shall vest and become exercisable with respect to one-third of the Shares on each of the first three anniversaries of the Commencement Date (i.e., 18,333 Shares vest on the first anniversary, 18,333 Shares vest on the second anniversary and 18,334 Shares vest on the third anniversary) provided the Executive is employed by the Corporation on each such date.

Except as otherwise provided herein, the Restricted Stock award and Option shall be governed by the terms of the equity incentive plan(s) and/or agreements pursuant to which the Restricted Stock award and Option are granted.

         (i) Sign-On Bonus. The Executive shall be entitled to receive a one-time payment of Seventy-Five Thousand and No/100 Dollars ($75,000.00), payable within fifteen (15) business days from the Commencement Date.

         Section 4. Term. The term of this Agreement will commence on September 20, 2004 (the "Commencement Date") and will continue for a term of three (3) years following the Commencement Date (the "Original Term"), unless earlier terminated pursuant to the provisions of Section 5 below. The Executive's employment by the Corporation will automatically be extended by twelve (12) additional months at the end of the Original Term (the "Extended Term") and each annual anniversary of the end of the then-current Extended Term thereafter unless either party provides written notice to the other party no less than ninety (90) days prior to the date of any such scheduled extension of its or his intention not to extend the term of the Executive's employment. In the event that the Corporation chooses not to extend the term of the Executive's employment, the Executive shall be entitled receive a severance package similar to those being paid to other similarly-situated officers of the Corporation whose employment term is not being extended by the Corporation. The Executive acknowledges that the Corporation currently does not have a severance policy applicable in such situations; however, in the event that the Corporation develops such a plan, the Executive will participate in such plan to the same extent as other similarly-situated officers of the Corporation. The Original Term plus any Extended Term is hereinafter referred to as the "Term."

         Section 5. Termination of Employment.

         (a) Termination by Corporation for Cause. The Executive's employment by the Corporation will terminate immediately upon written notice to the Executive if the Corporation elects to discharge the Executive for Cause (as hereinafter defined). For purposes hereof, "Cause" means:

                  (i) the Corporation's procurement of evidence of the Executive's act of fraud, misappropriation, or embezzlement with respect to the Corporation;

                  (ii) the Executive's indictment for, conviction of, or plea of guilt or no contest to, any felony (other than a minor traffic violation);

                  (iii) the suspension or debarment of the Executive or of the Corporation or any of its affiliated companies or entities as a direct result of any willful or grossly negligent act or omission of the Executive in connection with his employment with the Corporation from participation in any Federal or state health care program;

                  (iv) the Executive's admission of liability of, or finding by a court or the Securities Exchange Commission (or a similar agency of any applicable state) of liability for, the violation of any "Securities Laws" (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term "Securities Laws" means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

                  (v) a formal indication from any agency or instrumentality of any state or the United States of America, including but not limited to the United States Department of Justice, the United Securities and Exchange Commission or any committee of the United States Congress that the Executive is a target or the subject of any investigation or proceeding into the actions or inactions of the Executive (collectively, the "Investigations) for a violation of any Securities Laws in connection with his employment by the Corporation (excluding any technical violations of the Securities Laws which are not criminal in nature);

                  (vi) the Executive's failure after reasonable prior written notice from the Corporation to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Executive being provided written notice thereof from the Corporation; or

                  (vii) Other than as provided in Sections 5(a)(i) - (vi) above, the Executive's material breach of any material provision of this Agreement that is not remedied within thirty (30) days of the Executive being provided written notice thereof from the Corporation.

Repeated breaches of a similar nature, such as the failure to report to work, perform duties, or follow directions, all as provided herein, shall not require additional notices as provided Section 5(a)(vi) or (vii). The Executive shall not have acted in a "willful" manner for purposes of this
Section 5(a) if the Executive acted, or failed to act, in a manner that he believed in good faith to be in, or not opposed to, the best interests of the Corporation. Cause shall be determined by the affirmative vote of at least 50% of the members of the Board (excluding the Executive, if a Board member, and excluding any member of the Board involved in events leading to the Board's consideration of terminating the Executive for Cause).

         (b) Termination by Corporation Without Cause. The Corporation may terminate this Agreement Without Cause upon at least thirty (30) days' prior written notice to the Executive. Any termination of this Agreement by the Corporation for a reason other than for Cause shall be considered a termination Without Cause.

         (c) Death or Disability. The Executive's employment by the Corporation will immediately terminate upon the Executive's death and, at the option of either the Executive or the Corporation, exercisable upon written notice to the other party, may terminate upon the Executive's Disability (as hereinafter defined). For purposes of this Agreement, "Disability" will occur if (i) the Executive becomes eligible for full benefits under a long-term disability policy provided by the Corporation, if any, or (ii) the Executive has been unable, due to physical or mental illness or incapacity, to substantially perform the essential duties of his employment with reasonable accommodation for a continuous period of ninety (90) days or an aggregate of one-hundred eighty (180) days during any consecutive twelve (12) month period.

         (d) Termination by the Executive for Good Reason. The Executive may terminate this Agreement at any time upon thirty (30) days' prior written notice to the Corporation and the Corporation fails to cure such event within such thirty-day period (any such termination referenced in clauses (i)-(iii) below, constituting termination for "Good Reason"):

                  (i) if the Corporation fails to make all or any portion of any payment, or offer all or any portion any benefits, as provided in
         Section 3 hereof when such payments or benefits are due;

                  (ii) if the Corporation materially modifies the senior management bonus plan or equity incentive plan such that the targeted cash bonus levels and targeted incentive compensation levels applicable to the Executive are materially lower than those levels of other similarly-situated executive officers of the Corporation;

                  (iii) except as otherwise set forth in clauses (i) or (ii) above, if the Corporation materially breaches any of its other duties, obligations or agreements hereunder (including, without limitation, a material diminution in the Executive's duties, authority or responsibilities).

         (e) Termination by the Executive without Good Reason. The Executive may terminate this Agreement without Good Reason upon at least thirty (30) days' prior written notice to the Corporation.

         (f) Change in Control. The Executive may terminate this Agreement within sixty (60) days following a "Change in Control" (as hereinafter defined). For purposes of this Agreement, a "Change in Control" will be deemed to have taken place if, whether in a single transaction or a series of transactions:

                  (i) any person or entity, including a "group" as defined in
         Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Corporation, or any employee benefit plan of the Corporation or any of its subsidiaries, becomes the beneficial owner, directly or indirectly, of the Corporation's securities having fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation or otherwise has the ability to elect the directors of the Corporation (other than as a result of the issuance of securities initiated by the Corporation in the ordinary course of business);

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the surviving entity that is the parent entity) entitled to vote generally in the election of the directors of such surviving entity (or in the event each entity survives, the surviving entity that is the parent entity) after such transactions; or

                  (iii) the Corporation sells, transfers or leases all or substantially all of the assets or business or of the Corporation and its subsidiaries, collectively.

Notwithstanding the foregoing, the occurrence of any of the following events, by themselves, will not be deemed to constitute a "Change in Control": (x) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other Federal or state law relating to insolvency or relief of debtors, the Corporation (A) commences a voluntary case or proceeding (and the Change of Control takes place pursuant to such proceeding); or (B) consents to the entry of an order for relief against it in an involuntary case (and the Change of Control takes place pursuant to such proceeding); or (y) if any of the events or transactions otherwise constituting a Change of Control under this Section 5(f) shall not involve, at the time or within a sixty (60) day period thereafter, a substantial diminishment in the Executive's duties, authority or responsibilities as Chief Financial Officer so that they are no longer consistent with the position of chief financial officer of a public corporation.

         Section 6. Effect of Termination.

         (a) Termination by the Corporation for Cause; Termination by the Executive Without Good Reason. Upon termination of this Agreement (i) by the Corporation for Cause pursuant to Section 5(a) above, or (ii) by the Executive Without Good Reason pursuant to Section 5(e) above, the Executive will be entitled to receive (i) Base Salary and bonus payments, payments in respect of accrued but unpaid vacation and reimbursement for business expenses, in each case due, accrued or payable as of the date of such termination, (ii) payment of other amounts, entitlements or benefits in accordance with the applicable plans, programs and arrangements of the Corporation until such termination, and (iii) such vested stock options and other benefits as the Executive may be entitled to receive under any stock option or other employee benefit plan, but will not be entitled to receive the Severance Payment (as defined in Section 6(c) below).

         (b) Other Termination. Upon termination of this Agreement (i) by the Corporation Without Cause pursuant to Section 5(b) above (including termination Without Cause following a Change in Control), (ii) by the Executive within sixty (60) days following a Change in Control pursuant to
Section 5(f) above, (iii) by the Corporation or the Executive as the result of the death or Disability of the Executive pursuant to Section 5(c) above, or
(iv) by the Executive for Good Reason pursuant to Section 5(d) above, the Executive will be entitled to receive (1) Base Salary and any outstanding bonus payments, payments in respect of accrued but unpaid vacation and reimbursement for business expenses, in each case due, accrued or payable as of the date of such termination, (2) payment of other amounts, entitlements or benefits in accordance with the applicable plans, programs and arrangements of the Corporation, (3) such vested stock options (whether vested by acceleration or time-vesting) and other benefits as Executive may be entitled to receive under any equity incentive plan or any other stock option or other employee benefit plan, (4) relocation expenses substantially identical to those described in Section 3(g) above related to a relocation from Birmingham, Alabama to another location in the continental United States of America, (5) the Severance Payment (as determined pursuant to Section 6(c) below), which Severance Payment will be payable in accordance with the Corporation's payroll practices and (6) all shares of Restricted Stock granted to the Executive pursuant to this Agreement, with such shares of Restricted Stock being free of any and all restrictions other than those required by the Securities Laws to be imposed by the Corporation on such shares of Restricted Stock.

         (c) Severance Payment. For purposes of this Agreement, "Severance Payment" means:

                  (i) in the event of any termination by the Corporation Without Cause pursuant to Section 5(b) above (including termination Without Cause following a Change in Control), for a period equal to then-remaining Term (without regard to its earlier termination) but in no event less than twenty-four (24) months following the date of termination, an amount equal to the sum of (A) the Executive's Base Salary and (B) the cost of maintaining the medical, dental and life insurance coverages and all pension and welfare benefit plans and programs in which the Executive and his eligible dependents were participating immediately prior to the date of termination of his employment relationship with the Corporation (the "Cost of Health Benefits");

                  (ii) in the event of any termination by the Executive for Good Reason pursuant to Section 5(d), or in the event of a termination by Executive within sixty (60) days following a Change in Control, for a period equal to then-remaining Term (without regard to its earlier termination) but in no event less than twenty-four (24) months following the date of termination, an amount equal to the sum of (A) the Executive's Base Salary and (B) the Cost of Health Benefits;

                  (iii) in the event of any termination by the Corporation or the Executive as the result of the death of the Executive pursuant to
         Section 5(c) above, an amount equal to the Executive's Base Salary for a period equal to three (3) full months plus payment for a period of twelve (12) months following the date of termination of an amount equal to the cost of maintaining for the Executive's dependents the medical, dental and life insurance coverages and all pension and welfare benefit plans and programs in which his eligible dependents were participating immediately prior to the date of termination of his employment relationship with the Corporation; and

                  (iv) in the event of any termination by the Corporation or the Executive as the result of the Disability of the Executive pursuant to Section 5(c) above, an amount equal to the Executive's Base Salary for the period beginning on the termination date and ending on the earlier of (A) the date the Executive becomes eligible to receive Disability benefits under the Corporation's long-term disability benefit policy and (B) the termination date of this Agreement, plus payment for a period of twelve (12) months following the date of termination of an amount equal to the cost of maintaining for the Executive and the Executive's dependents the medical, dental and life insurance coverages and all pension and welfare benefit plans and programs in which the Executive and his eligible dependents were participating immediately prior to the date of termination of his employment relationship with the Corporation.

Notwithstanding any provision of this Agreement to the contrary, the Severance Payment is subject to forfeiture for material violations of Sections 8 or 9 of this Agreement. The amount of Severance Payment to be forfeited shall be prorated based upon the date of the violation.

         (d) No Mitigation or Offset. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

         Section 7. Miscellaneous.

         (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses, or facsimile numbers set forth below (or to such other addresses, or facsimile numbers as a party may designate by notice to the other parties):

                  the Executive:       At the most recent address and fax
                                       number on file at the Corporation.

                  with a copy to:      Vedder, Price, Kaufman & Kammholz, P.C.
                                       222 N. LaSalle Street
                                       Chicago, IL  60601
                                       Attention: Robert J. Stucker
                                                  Megan E. Meyers
                                       Fax: (312) 609-5005

                  the Corporation:     HealthSouth Corporation
                                       1 Healthsouth Parkway
                                       Birmingham, AL 35243
                                       Attention: Chief Executive Officer
                                       Fax: (205) 969-4620

                  with a copy to:      HealthSouth Corporation
                                       1 Healthsouth Parkway
                                       Birmingham, AL 35243
                                       Attention: General Counsel
                                       Fax: (205) 970-5913

         (b) Power and Authority. Each party warrants and represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of such party has been properly authorized and empowered to enter into this Agreement.

         (c) Remedies. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

         (d) Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.

         (e) Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the party to be charged with the amendment. In the event of any inconsistency between this Agreement and any other agreement, plan, program, policy or practice (collectively, "Other Provision") of the Corporation, the terms of this Agreement shall control unless such Other Provision provides otherwise by a specific reference to this
Section 7(e).

         (f) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the non-assigning party; provided, however, that the Corporation may assign this Agreement without the consent of the Executive in connection with any transaction which constitutes a Change of Control. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of (i) in the case of the Executive, his heirs, executors, administrators and legal representatives, and (ii) in the case of the Corporation, its successors and assigns.

         (g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

         (h) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

         (i) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Alabama, without regard to the conflict of law provisions thereof.

         (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A facsimile copy of a counterpart signature page shall be deemed an original for all purposes.

         (k) Attorneys' Fees; Arbitration. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, each party shall bear its own costs and expenses relating to such action or suit. Except as set forth in Section 8(c) or 9(f) of this Agreement, any controversy or claim arising out of or related to (A) this Agreement, (B) the breach thereof, (C) the Executive's employment with the Corporation or the termination of such employment, or (D) Employment Discrimination, shall be settled by arbitration in Birmingham, Alabama before a single arbitrator administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules and, to the extent not inconsistent therewith, National Rules for the Resolution of Employment Disputes, effective as of January 1, 2004 (the "Employment Rules"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, Rule R-34 of the AAA's Commercial Arbitration Rules amended and restated as of July 1, 2003 (instead of Rule 27 of the Employment Rules) shall apply to interim measures. References herein to any arbitration rule(s) shall be construed as referring to such rule(s) as amended or renumbered from time to time and to any successor rules. References to the AAA include any successor organization. "Employment Discrimination" means any discrimination against or harassment of the Executive in connection with the Executive's employment with the Corporation or the termination of such employment, including any discrimination or harassment prohibited under federal, state or local statute or other applicable law, including the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disability Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any similar federal, state or local statute.

         (l) Further Assurances. Each party hereto shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

         (m) No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and assigns.

         (n) Indemnification. The Executive shall be entitled to indemnification in connection with a litigation or proceeding arising out of the Executive's acting as Executive Vice President and Chief Financial Officer or an employee, officer or director of the Corporation, to the fullest extent permitted under the Corporation's chart and by-laws and by applicable law. In addition, the Executive shall be entitled to liability coverage pursuant to the Corporation-purchased directors' and officers' liability insurance policy on the same basis as other directors and officers of the Corporation.

         (o) Survival. Provisions of this Agreement shall survive the termination of the Executive's employment to the extent provided herein.

         Section 8. Non-Competition.

         (a) The Executive acknowledges and recognizes the highly-competitive nature of the business conducted by the Corporation and its subsidiaries and affiliates and accordingly agrees that, in consideration of this Agreement and the premises contained herein, he shall not, for his own benefit or for the benefit of any other person or entity other than the Corporation, during the period commencing on the Commencement Date hereof and terminating on the first anniversary of the expiration or termination of the Term hereof for any reason whatsoever:

                  (i) actively engage in contacting, soliciting or servicing any person or entity that was a customer or prospective customer of the Corporation or any of its subsidiaries or affiliates at any time during the Term hereof for the purpose of selling goods or services which compete with the goods and services marketed or provided by the Corporation (a customer being a patient, physician or physicians' group with whom the Corporation does business within twelve (12) months prior to the termination of the Term, and a prospective customer being a patient, physician or physicians' group to which the Corporation had made a written financial proposal within twelve (12) months prior to the time of the termination of the Term); or

                  (ii) hire, retain or engage as a director, officer, employee, consultant, agent or in any other capacity any person or persons who are employed by the Corporation or who were at any time (within a period of six (6) months immediately prior to the date of the termination of the Term) employed by the Corporation or otherwise interfere with the relationship between such persons and the Corporation.

         (b) The Executive understands that the foregoing restrictions may limit his ability to earn a similar amount of money in a business similar to the business of the Corporation or its subsidiaries or affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Corporation and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent his from earning a living.

         (c) It is agreed that the Executive's services hereunder are special, unique, unusual and extraordinary giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of the Executive's breach of this Section, the Corporation shall be entitled to seek equitable relief by way of injunction or otherwise. If the period of time or area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this covenant may be enforced during such period of time and in such areas as is adjudged to be reasonable.

         Section 9. Confidential Information.

         (a) The Executive acknowledges that during the Term he will have access to and may obtain, develop, or learn of Confidential Information (as defined below).

         (b) The Executive agrees that he shall hold such Confidential Information in strictest confidence and that the Executive shall not at any time, during or at any time during the twenty-four (24) month period following the end of the Term, in any manner, either directly or indirectly, use (for his own benefit or otherwise), divulge, disclose or communicate to any unauthorized person or entity in any manner whatsoever any Confidential Information.

         (c) Under this Agreement, the term "Confidential Information" shall include, but not be limited to, any of the following information relating to the Corporation or its affiliates learned by the Executive during the Term or as a result of his employment with the Corporation:

                  (i) information regarding the Corporation's business proposals, manner of the Corporation's operations, and methods of selling or pricing any products or services;

                  (ii) the identity of persons or entities (including physicians and vendors) actually conducting or considering conducting business with the Corporation, and any information in any form relating to such persons or entities and their relationship or dealings with the Corporation or its affiliates;

                  (iii) any trade secret (as defined by Alabama law) or confidential information of or concerning any business operation or business relationship;

                  (iv) computer databases, software programs and information relating to the nature of the hardware or software and how said hardware or software are used in combination or alone; and

                  (v) any other trade secret or information of a confidential or proprietary nature.

         (d) During the Term, the Executive shall use, divulge, disclose or communicate Confidential Information only in the scope of his employment with the Corporation and only as expressly directed or permitted by the Corporation. The Executive shall not, at any time during the twenty-four (24) month period following the expiration or termination of this Agreement for any reason whatsoever, use, divulge, disclose or communicate for any purpose any Confidential Information. The Executive shall not make or use any notes or memoranda relating to any Confidential Information except for the benefit of the Corporation, and will, at the Corporation's request, return each original and every copy of any and all notes, memoranda, correspondence, diagrams or other records, in written or other form, that he may at any time have within his possession or control that contain any Confidential Information.

         (e) Except as provided for herein below, the Executive agrees that he will treat the terms of this Agreement as confidential, and shall not directly or indirectly disclose them in any manner except: (i) as mutually agreed upon in writing by the parties to this Agreement; (ii) in legal documents filed with the court or any arbitrator in any action to enforce the terms of this Agreement; (iii) pursuant to a valid order or regulation; (iv) as otherwise required by law or regulation; or (v) to his attorney, financial advisors, accountant, and/or spouse, provided that prior to any such disclosure, that individual must agree to treat as confidential all information disclosed.

         (f) It is agreed that in the event of the Executive's breach of this Section, the Corporation shall be entitled to seek equitable relief by way of injunction or otherwise.

         (g) Notwithstanding the foregoing, Confidential Information shall not include information which has come within the public domain through no fault of or action by the Executive or which has become rightfully available to the Executive on a non-confidential basis from any third party, the disclosure of which to the Executive does not violate any contractual or legal obligation such third party has to the Corporation or its affiliates with respect to such Confidential Information.

         Section 10. Proprietary Developments.

         (a) Any and all inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae (collectively, hereinafter referred to as "Developments"), made, developed, or created by the Executive (alone or in conjunction with others, during regular work hours or otherwise) during the Term, which may be directly or indirectly useful in, or relate to, the business conducted or to be conducted by the Corporation will be promptly disclosed by the Executive to the Corporation and shall be the Corporation's exclusive property. The term "Developments" shall not be deemed to include inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae which were in the possession of the Executive prior to the Term. The Executive hereby transfers and assigns to the Corporation all proprietary rights which the Executive may have or acquire in any Developments and the Executive waives any other special right which the Executive may have or accrue therein. The Executive agrees to execute any documents and to take any actions that may be required, in the reasonable determination of the Corporation's counsel, to effect and confirm such assignment, transfer and waiver.

         (b) The Executive will execute any documents necessary or advisable, in the reasonable determination of the Corporation's counsel, to direct the issuance of patents, trademarks, or copyrights to the Corporation with respect to such Developments as are to be the Corporation's exclusive property or to vest in the Corporation title to such Developments; provided, however, that the expense of securing any patent, trademark or copyright shall be borne by the Corporation.

         (c) The parties agree that Developments shall constitute Confidential Information.

         Section 11. Background Check. Notwithstanding any provisions to contrary contained herein, the Corporation may terminate this Agreement immediately upon written notice to Executive without penalty or fee if the results of Executive's drug screening procedure and criminal background investigation are unacceptable to the Corporation in its sole discretion. Without limiting the generality of the foregoing, in the event of termination by the Corporation pursuant to this Section, Executive shall not be entitled to any Severance Payment.


                 [SIGNATURES APPEAR ON THE FOLLOWING PAGE(S)]

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by themselves or by their duly authorized representatives as of the day and date first written above.


                                         THE CORPORATION:
                                         HEALTHSOUTH CORPORATION


                                         By:    /s/ Gregory L. Doody
                                                --------------------
                                         Name:  Gregory L. Doody
                                         Its:   Executive Vice President,
                                                General Counsel and Secretary


                                         THE EXECUTIVE:


                                         /s/ John L. Workman
                                         -------------------
                                         JOHN L. WORKMAN
                                         870 Maryknoll Circle
                                         Glen Ellyn, Illinois  60137